UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2011

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148 Medellin, Colombia
(Address of principal executive offices and Zip Code)

0115-314-2330
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 7.01	Regulation FD Disclosure

In accordance with board approval, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a reverse split of our authorized and issued and outstanding shares of common stock on a 1,000 old for one (1) new basis such that our authorized capital will be decreased from 1,000,000,000 shares of common stock with a par value of $0.001 to 1,000,000 shares of common stock with a par value of $0.001 and, correspondingly, our issued and outstanding shares of common stock will be decreased from 671,931,178 shares of common stock to 671,931 shares of common stock. Our preferred stock will remain unchanged

The reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 7, 2011 under the symbol "TAOND". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our symbol will revert back to the original symbol "TAON". Our new CUSIP number is 87600P402.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
James Sikora
President

December 12, 2011